Exhibit 99.1

Amplify Snack Brands, Inc. Reports First Quarter 2017 Financial Results

First Quarter Net Sales of $87.2 Million

Company Reiterates Full Year Fiscal 2017 Revenue and Adjusted EBITDA Outlook

Announces International Leadership Transition

Austin, Texas – May 9, 2017 – Amplify Snack Brands, Inc. (“Amplify” or the “Company”) (NYSE:BETR), a leading marketer and manufacturer of branded better-for-you snack food products, today reported financial results for the 13 weeks ended April 1, 2017.

13 Weeks Ended April 1, 2017 Highlights

•	Net sales were $87.2 million, up 60.5% year-over-year

•	Gross profit was $35.3 million, representing 40.5% of net sales

•	Net income was $0.5 million, or $0.01 per fully diluted share

•	Adjusted net income (non-GAAP) was $4.3 million, or $0.06 per fully diluted share

•	Adjusted EBITDA (non-GAAP) was $20.1 million, representing 23.1% of net sales

“The strength of our better-for-you brands and product innovation in North America exceeded our expectations and continued to gain momentum as we progressed through the first quarter with strong distribution and velocity gains. At the same time, we have taken key strategic steps internationally to drive growth and profitability, particularly in light of the challenging food retail operating environment in the U.K., and started to experience operational improvements that we expect to continue as we progress through 2017. Based on our results to-date and outlook for the balance of the year, we remain confident in our annual operating performance guidance,” said Tom Ennis, Amplify’s President and Chief Executive Officer.

13 Weeks Ended April 1, 2017

Net sales increased 60.5% to $87.2 million compared to $54.3 million for the three months ended March 31, 2016. The increase in net sales reflects a full quarter contribution from Tyrrells’ international portfolio of brands and Oatmega, strong growth from our SkinnyPop product innovation as well as new distribution and increased velocity of the Paqui brand. This was partially offset by the planned promotional calendar shift to the second quarter this year from the first quarter last year within the SkinnyPop RTE line. Foreign currency exchange had an immaterial impact on the Company’s operating results for the 13 weeks ended April 1, 2017.

Gross profit was $35.3 million, or 40.5% of net sales, compared to $28.4 million, or 52.3% of net sales for the three months ended March 31, 2016. The decrease in gross margin percentage for the 13 weeks ended April 1, 2017 was primarily due to the acquisitions of Tyrrells and Oatmega and to a lesser extent the increased contributions from our Paqui brand and new SkinnyPop innovation, all of which have lower gross margin profiles than our SkinnyPop RTE product.

SG&A was $21.8 million compared to $11.1 million for the three months ended March 31, 2016. Net income was $0.5 million, or $0.01 per fully diluted share, compared to net income of $8.4 million, or $0.11 per fully diluted share, for the three months ended March 31, 2016. Adjusted net income, which is a non-GAAP financial measure used by the Company that makes certain adjustments to net income calculated under GAAP, was $4.3 million, or $0.06 per fully diluted share, based on 76.7 million diluted shares outstanding, compared to adjusted net income of $10.1 million for the three months ended March 31, 2016, or $0.13 per fully diluted share, based on 74.8 million diluted shares outstanding.

Adjusted EBITDA, which is a non-GAAP financial measure used by the Company that makes certain adjustments to net income calculated under GAAP, increased 2.8% to $20.1 million from $19.6 million for the three months ended March 31, 2016, primarily reflecting higher net sales and gross profit, partially offset by higher Adjusted SG&A (non-GAAP). As a percentage of net sales, Adjusted EBITDA was 23.1% compared to 36.0% in the three months ended March 31, 2016. The decrease in Adjusted EBITDA as a percentage of sales was primarily driven by the contribution of the Tyrrells and Oatmega brands and strategic investments in consumer marketing activities to drive brand awareness and trial, as well as investments in infrastructure and personnel.

Segment Review

North America: For the 13 weeks ended April 1, 2017, North America segment net sales and operating income were $60.0 million and $21.1 million, respectively. This compares with North America segment net sales and operating income of $54.3 million and $20.4 million, respectively for the three months ended March 31, 2016.

International: For the 13 weeks ended April 1, 2017, International segment net sales and operating loss were $27.2 million and $1.2 million, respectively.

Balance Sheet and Cash Flow

As of April 1, 2017, the Company had cash and cash equivalents of $10.1 million and net availability under its $50.0 million revolving line of credit of $33.4 million. Net debt, as defined under the Company’s credit facility, represents outstanding indebtedness less cash and cash equivalents, was $610.3 million as of April 1, 2017, compared to $604.6 million as of December 31, 2016. The increase was primarily attributable to the increased investment in working capital and capital expenditures during the 13 weeks ended April 1, 2017. Amplify’s leverage ratio as calculated under the Company’s credit facility increased to 6.2x trailing twelve month EBITDA at April 1, 2017. The Company remains committed to reducing its long-term net leverage to under 4.5x of Consolidated EBITDA, as defined under the Company’s credit facility.

Outlook

For the full year 2017 the Company reiterated its financial guidance for Net Sales and Adjusted EBITDA and as a result of a higher than planned tax rate, due to overperformance of our North America Segment relative to our International Segment, the Company updated its annual adjusted EPS guidance:

•	Net sales of $404 million to $420 million

•	Adjusted EBITDA of $103 million to $111 million

•	Cash and non-cash interest expense of approximately $43 million to $45 million

•	Effective tax rate (non-GAAP) of 37% to 39%

•	Adjusted EPS (non-GAAP) of $0.42 to $0.50

•	Fully diluted share count of approximately 77.0 million shares

•	The Company’s outlook assumes an estimated foreign currency exchange rate of 1.24 USD:GBP

As a result of the timing of planned distribution and sales gains across the Company’s business segments, it expects the rate of year-over-year growth for both sales and profitability to increase as the year progresses. The Company continues to expect to generate approximately 45% of its annual 2017 net sales in the first half of 2017 and 55% in the second half of 2017 and expects to generate approximately 40% of its Adjusted EBITDA contribution in the first of 2017 and 60% in the second half of 2017.

The Company has not reconciled its expected Adjusted EBITDA to net income or Adjusted EPS to earnings per share under “Outlook” because it has not finalized calculations for several factors necessary to provide the reconciliations, including net income, interest expense and income tax expense. In addition, certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

International Senior Leadership Transition

The Company also announced today several management changes as part of it’s ongoing Tyrells integration plans. David Milner has transitioned out of his role as Executive Vice President, President International. In the interim, and in connection with the transition, Amplify has engaged Ben Clarke, who has previously served as the Chief Executive Officer of U.K.-based Burton’s Biscuits and as an executive with Kraft Foods Inc., who will help lead and advise the International segment while the Company conducts a search for an International business leader.

“We greatly appreciate David’s efforts in building a compelling portfolio of International brands as well as his help in the post-acquisition transition process,” said Tom Ennis, Amplify’s President and Chief Executive Officer. “As part of our leadership transition plans for the International business, we have recently recruited an energetic and talented team with rich consumer packaged goods and food experience to lead the International functional departments of Marketing, Operations, Finance and Sales. This new team is already moving the business in a positive direction as demonstrated by recent improvements in our sales and profit trends. Additionally, we are excited to have Ben Clarke help with the leadership transition and have him involved in our International strategy development and business expansion while we conduct a formal executive search. Ben is a seasoned executive and is very familiar with navigating the UK food retail landscape through his prior leadership experience at Burton’s and Kraft. We have a great team in place in our International business to maximize the potential of our portfolio of fantastic brands.”

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results today, Tuesday, May 9, 2017 at 3:30 p.m. Central time (4:30 p.m. Eastern time). Investors interested in participating in the live call can dial 877-407-9039 from the U.S. International callers can dial 201-689-8470.

In addition, the call will be broadcast live over the Internet hosted at the “Investor Relations” section of the Company’s website at http://amplifysnackbrands.com. The webcast will be archived for 30 days. A telephone replay will be available approximately two hours after the call concludes and will be available through Tuesday, May 23, 2017, by dialing 844-512-2921 from the U.S., or 412-317-6671 from international locations, and entering confirmation code 13660175.

About Amplify Snack Brands, Inc.

Headquartered in Austin, Texas, Amplify Snack Brands is a high growth snack food company focused on developing and marketing products that appeal to consumers’ growing preference for Better-For-You (BFY) snacks. Our brands SkinnyPop®, Tyrrells®, Paqui®, Oatmega®, Lisa’s® Chips, The Wholesome Food CompanyTM, and Thomas ChipmanTM embody our BFY mission of “snacking without compromise” and have amassed a loyal customer base across a wide range of food distribution channels in the United States, United Kingdom, Canada, Europe and Australia. For additional information, please visit: http://amplifysnackbrands.com.

Forward Looking Statements

This press release contains certain forward-looking statements regarding our performance, including in the section titled “Outlook.” Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “could”, “intends”, “target”, “projects”, “contemplates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) changes in consumer preferences and discretionary spending may have a material adverse effect on our brand loyalty, net sales, results of operations and financial condition, (ii) we rely on sales to a limited number of distributors and retailers for the substantial majority of our net sales, and the loss of one or more such distributors or retailers may harm our business, (iii) sales of a limited number of SkinnyPop products and flavors contributed all of our historical profitability and cash flow and a reduction in the sale of our SkinnyPop products would have a material adverse effect on our ability to remain profitable and achieve future growth, and (iv) our ability to successfully integrate the Tyrrells business and our other recent acquisitions with our existing operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission (“SEC”) and in other filings we will make with the SEC from time to time, particularly under the caption Risk Factors.

You should not place undue reliance upon forward-looking statements as predictions of future events. Amplify has based the forward-looking statements contained in this press release on its current expectations and projections about future events and trends that it believes may affect its business, financial condition, results of operations and prospects. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Amplify undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Non-GAAP Measures

In order to aid understanding of Amplify’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented Adjusted SG&A, Adjusted EBITDA and Adjusted net income and the corresponding earnings per share, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release.

Management believes that Adjusted SG&A, Adjusted EBITDA and Adjusted net income and the corresponding earnings per share, which are non-GAAP measurements, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Adjusted EBITDA and Adjusted net income are not and should not be considered alternatives to net income or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of Adjusted SG&A, Adjusted EBITDA and Adjusted net income and the corresponding earnings per share may differ from methods used by other companies. Management believes that these non-GAAP measurements are important to help gain an understanding of the Company’s overall operating results in the periods presented. Such non-GAAP measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. We have not reconciled our expected Adjusted EBITDA to net income or Adjusted EPS to earnings per share under “Outlook” because we have not finalized our calculations of several factors necessary to provide the reconciliations, including net income, interest expense and income tax expense. In addition, certain items that impact net income and other reconciling metrics are out of our control and/or cannot be reasonably predicted at this time.

Investors:

Amplify Snack Brands, Inc.

Josh Gittler, 512-640-8377

jgittler@amplifysnacks.com

or

ICR

Katie Turner, 646-277-1228

katie.turner@icrinc.com

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	April 1, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,074	$10,323
Accounts receivable, net	44,005	42,852
Inventories	21,290	18,250
Other current assets	8,509	7,804

Total current assets	83,878	79,229
Property and equipment, net	56,739	45,884
Other assets:
Goodwill	146,087	151,953
Intangible assets, net	565,990	559,996
Other non-current assets	1,103	1,178

Total assets	$853,797	$838,240

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$39,950	$45,087
Senior term loan- current portion	5,938	5,936
Tax receivable obligation- current portion	7,114	7,114
Note payable, net- current portion	998	991
Other current liabilities	772	908

Total current liabilities	54,772	60,036
Long-term liabilities:
Senior term loan	570,819	571,576
Revolving credit facility	14,278	7,210
Notes payable, net	6,714	6,678
Net deferred tax liabilities	58,740	54,890
Tax receivable obligation	81,905	81,905
Other liabilities	6,157	4,211

Total long-term liabilities	738,613	726,470
Total shareholders’ equity	60,412	51,734

Total liabilities and shareholders’ equity	$853,797	$838,240

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Condensed Consolidated Statements of Operations

For the Thirteen Weeks Ended April 1, 2017 and Three Months Ended March 31, 2016

(unaudited, in thousands, except share and per share data)

	Thirteen Weeks Ended April 1, 2017	Three Months Ended March 31, 2016
Net sales	$87,218	$54,345
Cost of goods sold	51,908	25,927

Gross profit	35,310	28,418
Operating expenses:
Sales and marketing	10,425	5,679
General and administrative	11,357	5,432

Total operating expenses	21,782	11,111

Operating income	13,528	17,307
Interest expense	10,973	3,026
Other income	(278)	—

Income before income taxes	2,833	14,281
Income tax expense	2,305	5,879

Net income	$528	$8,402

Earnings per share:
Diluted	$0.01	$0.11

Weighted average common shares outstanding:
Diluted	76,746,296	74,838,937

Amplify Snack Brands, Inc. and Consolidated Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted Net Income

(in thousands)

	Thirteen Weeks Ended April 1, 2017	Three Months Ended March 31, 2016
Net income	$528	$8,402
Non-GAAP adjustments:
Interest expense	10,973	3,026
Income tax expense	2,305	5,879
Depreciation expense	1,914	107
Amortization of intangible assets	1,783	1,063
Equity-based compensation expense	1,744	1,079
Loss on exit activity (1)	190	—
Foreign currency gains	(468)	—
Transaction-related expenses:
Acquisition-related expenses (2)	850	—
Executive recruitment (3)	288	—

Adjusted EBITDA	$20,107	$19,556
Less:
Interest expense	(10,973)	(3,026)
Depreciation expense	(1,914)	(107)

Adjusted net income before taxes	7,220	16,423
Adjusted income tax expense	(2,903)	(6,363)

Adjusted net income	$4,317	$10,060

Adjusted earnings per share- diluted	$0.06	$0.13

Weighted average common shares outstanding- Diluted	76,746,296	74,838,937

(1)	In connection with our acquisition of Boundless Nutrition on April 29, 2016, we assumed a lease for a manufacturing facility in Austin, Texas. In January 2017, we abandoned this lease space and entered into a sublease with a third-party for the remainder of the lease term, and incurred a loss on exit activity of approximately $0.2 million.
(2)	Includes legal, accounting and consulting fees along with severance expenses and integration costs incurred in connection with corporate M&A-related activities.
(3)	Represents fees paid to help conduct our search for executive leadership personnel.

Amplify Snack Brands, Inc.

Reconciliation of GAAP Selling and Marketing and General and Administrative (“SG&A”) Expenses

to Adjusted SG&A Expenses

(In thousands)

	Thirteen Weeks Ended April 1, 2017	Three Months Ended March 31, 2016
SG&A	$21,782	$11,111
Less:
Depreciation expense	(256)	(50)
Amortization of intangible assets	(1,783)	(1,063)
Equity-based compensation expense	(1,744)	(1,079)
Transaction-related expenses:
Acquisition-related expenses (1)	(850)	—
Executive recruitment (2)	(288)	—

Adjusted SG&A	$16,861	$8,919

(1)	Includes legal, accounting and consulting fees along with severance expenses and integration costs incurred in connection with corporate M&A-related activities.
(2)	Represents fees paid to help conduct our search for executive leadership personnel.